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                                                                    EXHIBIT 99.1

            KERZNER INTERNATIONAL LIMITED DEFERRED COMPENSATION PLAN


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                          KERZNER INTERNATIONAL LIMITED

                           DEFERRED COMPENSATION PLAN


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                                TABLE OF CONTENTS
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ARTICLE 1         1


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PURPOSE; EFFECTIVE DATE.............................................................................................1

     1.1      Purpose...............................................................................................1
     1.2      Effective Date........................................................................................1

ARTICLE 2 DEFINITIONS...............................................................................................1

     2.1      Account(s)............................................................................................1
     2.2      Actuarial Equivalent..................................................................................1
     2.3      Beneficiary...........................................................................................1
     2.4      Board.................................................................................................1
     2.5      Change in Control.....................................................................................2
     2.6      Committee.............................................................................................2
     2.7      Company...............................................................................................2
     2.8      Compensation..........................................................................................2
     2.9      Deferral Commitment...................................................................................3
     2.10     Deferral Period.......................................................................................3
     2.11     Determination Date....................................................................................3
     2.12     Disability............................................................................................3
     2.13     Discretionary Contribution............................................................................3
     2.14     Distribution Election.................................................................................3
     2.15     ERISA.................................................................................................3
     2.16     Interest..............................................................................................3
     2.17     Financial Hardship....................................................................................3
     2.18     Make-up Contribution..................................................................................4
     2.19     401(k) Plan...........................................................................................4
     2.20     Participant...........................................................................................4
     2.21     Plan4
     2.22     Retirement............................................................................................4
     2.23     Separation from Employment............................................................................4
     2.24     Valuation Funds.......................................................................................4

ARTICLE 3 ELIGIBILITY AND PARTICIPATION.............................................................................5

     3.1      Eligibility and Participation.........................................................................5
     3.2      Form of Deferral Commitment...........................................................................5
     3.3      Period of Commitment..................................................................................6
     3.4      Commitment Limited by Termination or Disability.......................................................6
     3.5      Modification of Deferral Commitment...................................................................6
     3.6      Change in Employment Status...........................................................................6
     3.7      Defaults in Event of Incomplete or Inaccurate Deferral Commitments....................................7
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                                TABLE OF CONTENTS
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ARTICLE 4  DEFERRED COMPENSATION ACCOUNT............................................................................7

     4.1      Accounts..............................................................................................7
     4.2      Timing of Credits; Withholding........................................................................7
     4.3      Valuation Funds.......................................................................................8
     4.4      Discretionary and Make-up Contributions...............................................................8
     4.5      Determination of Accounts.............................................................................8
     4.6      Vesting of Accounts...................................................................................9
     4.7      Statement of Accounts.................................................................................9
     4.8      Apportionment of Liability............................................................................9

ARTICLE 5 PLAN BENEFITS.............................................................................................9

     5.1      Distribution of Retirement Account on Account of Retirement...........................................9
     5.2      Distribution of Retirement Account on Account of Separation from Employment..........................10
     5.3      In-Service Account...................................................................................10
     5.4      Death Benefit........................................................................................10
     5.5      Hardship Distributions...............................................................................11
     5.6      Withdrawal of Participation..........................................................................11
     5.7      Form of Payment......................................................................................11
     5.8      Small Account........................................................................................12
     5.9      Withholding; Payroll Taxes...........................................................................12
     5.10     Payment to Guardian..................................................................................12
     5.11     Effect of Payment....................................................................................12
     5.12     Change in Control....................................................................................12

ARTICLE 6 BENEFICIARY DESIGNATION..................................................................................12

     6.1          Beneficiary Designation..........................................................................12
     6.2      Changing Beneficiary.................................................................................13
     6.3      No Beneficiary Designation...........................................................................13
     6.4      Effect of Payment....................................................................................13

ARTICLE 7 ADMINISTRATION...........................................................................................13

     7.1          Committee; Duties................................................................................13
     7.2      Agents...............................................................................................13
     7.3      Binding Effect of Decisions..........................................................................13
     7.4      Indemnity of Committee...............................................................................13
     7.5      Election of Committee After Change in Control........................................................14

ARTICLE 8 CLAIMS PROCEDURE.........................................................................................14

     8.1          Claim............................................................................................14
     8.2      Denial of Claim......................................................................................14
     8.3      Review of Claim......................................................................................14
     8.4      Final Decision.......................................................................................14

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                                       ii
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ARTICLE 9 AMENDMENT AND TERMINATION OF PLAN........................................................................15

     9.1      Amendment............................................................................................15
     9.2      Right to Terminate...................................................................................15

ARTICLE 10 MISCELLANEOUS...........................................................................................15

     10.1     Unfunded Plan........................................................................................15
     10.2     The Company Obligation...............................................................................16
     10.3     Unsecured General Creditor...........................................................................16
     10.4     Trust Fund...........................................................................................16
     10.5     Nonassignability.....................................................................................16
     10.6     Not a Contract of Employment.........................................................................16
     10.7     Protective Provisions................................................................................16
     10.8     Governing Law........................................................................................17
     10.9     Validity.............................................................................................17
     10.10    Notice...............................................................................................17
     10.11    Successors...........................................................................................17

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                                      iii

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                         KERZNER INTERNATIONAL LIMITED.

                           DEFERRED COMPENSATION PLAN



                             PURPOSE; EFFECTIVE DATE


     Purpose. The purpose of this Deferred Compensation Plan (hereinafter, the
         "Plan") is to permit a select group of management and other highly compensated employees of Kerzner International, Limited ("KZL"), and its subsidiaries, to defer the receipt of income which would otherwise become payable to them. It is intended that this plan, by providing this deferral opportunity, will assist the Company in retaining and attracting individuals of exceptional ability by providing them with these benefits.


     Effective Date.  The Plan shall be effective as of October 1, 2002.



                                   DEFINITIONS


For the purpose of this Plan, the following terms shall have the meanings indicated, unless the context clearly indicates otherwise:


     Account(s). "Account(s)" means the account or accounts maintained on the books of the Company used solely to calculate the amount payable to each Participant under this Plan and shall not constitute a separate fund of assets. The Accounts available for each Participant shall be identified as:


     Retirement Account


     In-Service Account.


     Actuarial Equivalent. "Actuarial Equivalent" means an equivalence in value between two (2) or more forms and/or times of payment based on a determination by an actuary chosen by the Company, using sound actuarial assumptions at the time of such determination, and may be modified from time to time consistent with sound actuarial assumptions at that time.


     Beneficiary. "Beneficiary" means the person, persons or entity as designated by the Participant, entitled under Article VI to receive any Plan benefits payable after the Participant's death.

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     Board.  "Board" means the Board of Directors of Kerzner International
         Limited.


     Change in Control.  A "Change in Control" shall occur if:


     Any transaction occurs in which any Unrelated Person (any entity other than Sun International Investments Limited, a corporation organized under the laws of the British Virgin Islands) or two or more Unrelated Persons acting in concert acquire beneficial ownership (within meaning of Rule 13d-3(a)(1) under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 25% or more of the outstanding Common Stock (an ordinary share of U.S. $0.001 of KZL, which KZL is currently authorized to issue or may in the future be authorized to issue) or (b) during any period; or


     During any period of twenty-four consecutive months, individuals who at the beginning of such period constituted the Board (together with any new or replacement directors whose election by the Board or whose nomination for election was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for reelection was previously so approved) cease for any reason to constitute a majority of the directors then in office; or


     The shareholders of KZL approve, and consummation occurs of, a merger or consolidation of KZL with any other corporation, other than a merger or consolidation which would result in the common stock of KZL outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of KZL or such surviving entity outstanding immediately after such merger or consolidation; or


     The shareholders of KZL approve, and consummation occurs of, a plan of complete liquidation of KZL or an agreement for the sale or disposition by KZL of all or substantially all of KZL's assets.


     Committee. "Committee" means the Committee appointed by the Board to administer the Plan pursuant to Article VII. The initial Committee so designated by the Board shall be the same Committee designated to administer the 401(k) Plan.


     Company. "Company" means Kerzner International Limited, a Bahamas based corporation, and any directly or indirectly affiliated subsidiary corporations, any other affiliate designated by the Board, or any successor to the business thereof.

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     Compensation. "Compensation" means the base salary and bonus or incentive compensation payable to a Participant with respect to employment services performed for the Company by the Participant and considered to be "wages" for purposes of federal income tax withholding. For purposes of this Plan only, Compensation shall be calculated before reduction for any amounts deferred by the Participant pursuant to the Company's tax qualified plans which may be maintained under Section 401(k) or
         Section 125 of the Internal Revenue Code of 1986, as amended, (the "Code"), or pursuant to this Plan or any other non-qualified plan which permits the voluntary deferral of compensation. Inclusion of any other forms of compensation is subject to approval of the Company's Corporate Human Resources Department.


     Deferral Commitment. "Deferral Commitment" means a commitment made by a Participant to defer a portion of Compensation pursuant to Article III, below. The Deferral Commitment shall apply to each payment of salary and/or bonus payable to a Participant during the subsequent Deferral Period, and shall specify the Account or Accounts to which the Compensation deferred shall be credited. Such designation shall be made in whole percentages and shall be made in a form acceptable to the Committee. A Deferral Commitment shall remain in effect until amended or revoked as provided under Section 3.3, below. A Participant's execution of a Deferral Commitment shall also constitute acknowledgment that all decisions, interpretations and determinations by the Committee shall be final and binding on the Company, Participants, Beneficiaries and any other persons having or claiming an interest hereunder.


     Deferral Period. "Deferral Period" means each calendar year, except that the initial Deferral Period shall be October 1, 2002 through and including December 31, 2002.


     Determination Date.  "Determination Date" means each business day.


     Disability. "Disability" means a physical or mental condition that prevents the Participant from satisfactorily performing the Participant's usual duties for the Company. The Committee shall determine the existence of Disability, in its sole discretion, and may rely on advice from a physician satisfactory to the Committee in making the determination.


     Discretionary Contribution. "Discretionary Contribution" means the Company contribution credited to a Participant's Account(s) pursuant to
         Section 4.4, below.


     Distribution Election. "Distribution Election" means the form prescribed by the Committee and completed by the Participant, indicating the chosen form of payment for benefits payable from each Account under this Plan, as elected by the Participant.

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     ERISA.  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.


     Interest. "Interest" means the amount credited to a Participant's
         Account(s) on each Determination Date, which shall be based on the Valuation Funds chosen by the Participant in a manner consistent with
         Section 4.3, below. Such credits to a Participant's Account may be either positive or negative to reflect the increase or decrease in value of the Account in accordance with the provisions of this Plan.


     Financial Hardship. "Financial Hardship" means a severe financial hardship of the Participant resulting from a Disability of the Participant, a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstance arising as a result of events beyond the control of the Participant. Financial Hardship shall be determined based upon such standards as are, from time to time, established by the Committee, and such determination shall be in the sole discretion of the Committee.


     Make-up Contribution. "Make-up Contribution" means the Company contribution credited to a Participant's Account(s) pursuant to
         Section 4.4, below.


     401(k) Plan.  "401(k) Plan" means the Kerzner International North America,
         Inc. 401(k) Retirement Savings Plan, or any other successor defined contribution plan maintained by the Company that qualifies under
         Section 401(a) of the Code and satisfies the requirements of
         Section 401(k) of the Code.


     Participant. "Participant" means any employee who is eligible, pursuant to
         Section 3.1, below, to participate in this Plan, and who has elected to defer Compensation under this Plan in accordance with Article III, below. Such employee shall remain a Participant in this Plan for the period of deferral and until such time as all benefits payable under this Plan have been paid in accordance with the provisions hereof.


     Plan. "Plan" means this Deferred Compensation Plan as amended from time to time.


     Retirement. "Retirement" means the termination of employment with the Company of the Participant after attaining age fifty-five (55). In addition, upon request of the Participant and with the consent of the Committee, in its sole discretion, a Participant shall be eligible for Retirement for purposes of this Plan regardless of the age of the Participant at the time of termination.

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     Separation from Employment. "Separation from Employment" means the termination of employment of an employee from the service of the Company for any reason other than death or Retirement.


     Valuation Funds. "Valuation Funds" means one or more of the independently established funds or indices that are identified and listed by the Committee. These Valuation Funds are used solely to calculate the Interest that is credited to each Participant's Account(s) in accordance with Article IV, below, and does not represent, nor should it be interpreted to convey any beneficial interest on the part of the Participant in any asset or other property of the Company. The determination of the increase or decrease in the performance of each Valuation Fund shall be made by the Committee in its reasonable discretion. The Committee shall select the various Valuation Funds available to the Participants with respect to this Plan and shall set forth a list of these Valuation Funds attached hereto as Exhibit A, which may be amended from time to time in the discretion of the Committee.

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                          ELIGIBILITY AND PARTICIPATION


     Eligibility and Participation.


     Eligibility. Eligibility to participate in the Plan shall be limited to employees of the Company who are subject to taxation in the United States, and who are select key employees of the Company with the title of Vice President and above, as well as those other select individuals, who constitute a member of a select group of management or other highly compensated employees, as determined in accordance with ERISA, and who are designated by management, from time to time.


     Participation. An employee's participation in the Plan shall be effective upon notification to the employee by the Committee of eligibility to participate, and completion and submission of a Deferral Commitment, an Allocation Form, as defined below, and a Distribution Election to the Committee no later than the September 15 prior to the beginning of the next Deferral Period.


     First-Year Participation. When an individual first becomes eligible to participate in this Plan during a Deferral Period, a Deferral Commitment may be submitted to the Committee within thirty (30) days after the Committee notifies the individual of eligibility to participate. Such Deferral Commitment will be effective only with regard to Compensation earned and payable following submission of the Deferral Commitment to the Committee.


     Form of Deferral Commitment.  A Participant may elect to make a Deferral
         Commitment in the form specified by the Committee. The Deferral Commitment shall specify the following:


     Deferral Amounts; Accounts. A Deferral Commitment for a Deferral Period shall be effective with respect to each payment of salary and/or bonus otherwise payable by the Company to a Participant during the next Deferral Period, and shall designate the portion of each deferral that shall be allocated among the various Accounts, except that no deferral shall be made to an Account at the same time that a distribution is to be made from that Account. The Participant shall set forth the amount to be deferred as a full percentage of salary and/or bonus (the Participant may designate a different percentage of salary and bonus that is to be deferred under this Plan). Salary Deferral Commitments shall be made in roughly equal amounts over the Deferral Period.

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     Allocation to Valuation Funds. The Participant shall specify in a separate form (known as the "Allocation Form") filed with the Committee, the Participant's initial allocation of the amounts deferred into each Account among the various available Valuation Funds.


     Maximum Deferral. The maximum amount of each payment of base salary that may be deferred shall be seventy-five percent (75%), and the maximum amount of each payment of bonus or incentive compensation that may be deferred shall be one hundred percent (100%).


     Minimum Deferral. The minimum amount of base salary or bonus that may be deferred shall be determined by the Committee in its sole discretion from time to time and communicated to each Participant in advance.


     Period of Commitment. Once a Participant has made a Deferral Commitment, that Commitment shall remain in effect for the next succeeding Deferral Period and shall remain in effect for all future Deferral Periods unless revoked or amended in writing by the Participant and delivered to the Committee no later than the September 15 prior to the beginning of a subsequent Deferral Period. Notwithstanding anything else to the contrary, in the event of a Change in Control, any Deferral Commitment in existence at that time shall cease and no further deferrals shall be made until such time as the Participant files a new Deferral Commitment as otherwise provided by this Article, and such Deferral Commitment is accepted by the Committee.


     Commitment Limited by Termination or Disability. If a Participant suffers a
         Disability or terminates employment with the Company prior to the end of the Deferral Period, the Deferral Period shall end as of the date of Disability or termination.


     Modification of Deferral Commitment. Except as provided in Sections 3.3,
         3.4, above, and 5.4 or 5.5 below, a Deferral Commitment generally shall be irrevocable by the Participant during a Deferral Period. Notwithstanding the foregoing, a Participant may elect in writing, at least 30 days in advance in the manner specified by the Committee, to completely cancel a Deferral Commitment for a Deferral Period. Upon filing of this election, any election to defer additional Compensation for that Deferral Period shall be terminated and the Participant shall also be prohibited from making any deferrals of Compensation during the next Deferral Period as well.

     Change in Employment Status. If the Committee determines that a Participant's employment status is no longer at a level that warrants reward through participation in this Plan, the Participant's existing Deferral Commitment shall terminate at the end of the Deferral Period, and no new Deferral Commitment may be made by such Participant after notice of such determination is given by the Committee, unless the Participant later satisfies the requirements of Section 3.1, above. If the Committee, in its sole discretion, determines that the Participant no longer qualifies as a member of a select group of management or other highly compensated employees, as determined in accordance with ERISA, the Committee may, in its sole discretion terminate any Deferral Commitment for that year, prohibit the Participant from making any future Deferral Commitments and/or distribute the Participant's Account Balances in accordance with Article V of this Plan as if the Participant had terminated employment with the Company as of that time.


     Defaults in Event of Incomplete or Inaccurate Deferral Commitments. In the event that a Participant submits a Deferral Commitment to the Committee that contains information necessary to the smooth operation of this Plan which, in the sole discretion of the Committee, is incomplete or inaccurate, the Committee shall be authorized to assume the following, and such assumptions shall be communicated to the Participant:


     If no Account is listed - assume Retirement Account was selected;


     If Accounts listed equal less than 100% - assume balance is deferred into Retirement Account;


     If Accounts listed equal more than 100% - assume proportionate reduction to each Account selected;


     If Valuation Fund(s) selected equal less than 100% - assume that Money Market Fund was selected for the balance;


     If Valuation Fund(s) selected equal more than 100% - assume proportionate reduction to each Valuation Fund selected;


     If no Distribution Election is chosen - assume lump sum for In-Service Account and three (3) year for Retirement Account was selected; and,


     If no time of payment is chosen for In-Service Account - assume the earliest possible date available under the provisions of Section 5.2, below was selected.


In the event that an Allocation Form is incomplete such that the Participant has not fully specified the Valuation Fund(s) into which his or her deferrals are to be allocated, the Committee shall attempt to obtain a completed Allocation Form but, except as provided above, no elections shall be effective under the Plan until such Form is obtained from the Participant.

                          DEFERRED COMPENSATION ACCOUNT


     Accounts. The Compensation deferred by a Participant under the Plan, any Discretionary Contributions and Interest shall be credited to the Participant's Account(s). Separate accounts may be maintained on the books of the Company to reflect the different Accounts chosen by the Participant, and the Participant shall designate the portion of each deferral that will be credited to each Account as set forth in Section 3.2(a), above. These Accounts shall be used solely to calculate the amount payable to each Participant under this Plan and shall not constitute a separate fund of assets.


     Timing of Credits; Withholding. A Participant's deferred Compensation shall be credited to each Account designated by the Participant as of the day Compensation would otherwise have been paid for each payroll period. Any Discretionary Contributions shall be credited to the appropriate Account(s) in accordance with the election made by the Participant. Any withholding of taxes or other amounts with respect to deferred Compensation that is required by local, state or federal law shall be withheld from the Participant's corresponding non-deferred portion of the Compensation to the maximum extent possible, and any remaining amount shall reduce the amount credited to the Participant's Account in a manner specified by the Committee.


     Valuation Funds. A Participant shall designate, at a time and in a manner acceptable to the Committee, one or more Valuation Funds for each Account for the sole purpose of determining the amount of Interest to be credited or debited to such Account. Such election shall designate the portion of each deferral of Compensation made into each Account that shall be allocated among the available Valuation Fund(s), and such election shall apply to each succeeding deferral of Compensation until such time as the Participant shall file a new election with the Committee. Upon notice to the Committee in the manner it specifies, the Participant may also reallocate the balance in each Valuation Fund among the other available Valuation Funds as of the next succeeding Determination Date.


     Discretionary and Make-up Contributions.


     The Company may make Discretionary Contributions to a Participant's Account to be credited at such times and in such amounts as recommended by the Compensation Committee. Unless the Committee specifies otherwise, such Discretionary Contribution shall be allocated among the various Accounts in the same proportion as set forth in section 4.1, above.

     In the event that Compensation deferred under this Plan for any Deferral Period causes a Participant's Compensation to be lower than the limit on compensation imposed by Section 401(a)(17) of the Internal Revenue Code of 1986, as amended, with the result that the Participant's contributions to the 401(k) Plan and the corresponding Company matching contributions under such Plan are reduced, the Participant's Account(s) shall be credited, as soon as practicable following the end of the relevant Deferral Period, with an amount equal to the Company matching contributions that were not contributed to the 401(k) Plan on behalf of the Participant due to the Participant's Deferral Commitment hereunder and such limit based on the rate of the Participant's deferrals under the 401(k) Plan during that Deferral Period.


     Determination of Accounts. Each Participant's Account as of each
         Determination Date shall consist of the balance of the Account as of the immediately preceding Determination Date, adjusted as follows:


     New Deferrals. Each Account shall be increased by any deferred Compensation credited since such prior Determination Date in the proportion chosen by the Participant, except that no amount of new deferrals shall be credited to an Account at the same time that a distribution is to be made from that Account.


     Company Contributions. Each Account shall be increased by any Discretionary
         Contributions or Make-up Contributions credited since such prior Determination Date as set forth above in sections 4.1 and 4.4 or as otherwise directed by the Committee.


     Distributions. Each Account shall be reduced by the amount of each benefit payment made from that Account since the prior Determination Date. Distributions shall be deemed to have been made proportionally from each of the Valuation Funds maintained within such Account based on the proportion that such Valuation Fund bears to the sum of all Valuation Funds maintained within such Account for that Participant as of the Determination Date immediately preceding the date of payment.


     Interest. Each Account shall be increased or decreased by the Interest credited to such Account since such Determination Date as though the balance of that Account had been invested in the applicable Valuation Funds chosen by the Participant.

     Vesting of Accounts. Each Participant shall be vested in the amounts credited to such Participant's Account and Interest thereon as follows:


     Amounts Deferred. A Participant shall be one hundred percent (100%) vested at all times in the amount of Compensation elected to be deferred under this Plan and Interest thereon.


     Discretionary Contributions and Make-up Contributions. A Participant's
         Discretionary Contributions and Interest thereon shall become vested as determined by the Compensation Committee and specified in writing in advance , except that each Participant shall become one hundred percent (100%) vested upon a Change in Control. A Participant's Make-up Contributions and Interest thereon shall be vested when credited to the Participant's Account.

     Statement of Accounts. The Committee shall give to each Participant a statement showing the balances in the Participant's Account on a quarterly basis.


     Apportionment of Liability. The liability to distribute a benefit to any Participant or Beneficiary shall first be imposed on the entity that employed the Participant immediately before distribution to the Participant or Beneficiary, but if such distribution is not, or may not be made by such entity, the liability for the distribution shall be jointly and severally imposed on all other entities making up the "Company."



                                  PLAN BENEFITS


     Distribution of Retirement Account on Account of Retirement. The vested portion of a Participant's Retirement Account shall be distributed to the Participant upon Retirement. The form of benefit payment shall be that form selected by the Participant pursuant to Section 5.7, below. Payment of any benefit from the Retirement Account shall commence as soon as practical, but in no event later than sixty days after the date of the Participant's actual date of Retirement, and subsequent payments, if the Form of Payment selected provides for subsequent payments, shall be made as soon as practical after the beginning of each subsequent calendar year.


     Distribution of Retirement Account on Account of Separation from
         Employment. The vested portion of a Participant's Retirement Account shall be distributed to the Participant upon Separation from Employment. Benefits under this Section shall be payable as soon as administratively practical after the Participant's Separation from Employment, but in no event later than sixty days after the date of the Participant's Separation from Employment. The form of benefit payment shall be a single lump sum payment.

     In-Service Account. The vested portion of a Participant's In-Service
         Account shall be distributed to the Participant upon the date chosen by the Participant in the first Deferral Commitment which designated a portion of the Compensation deferred be allocated to the In-Service Account, but in no event shall the date selected be earlier than the first day of the fourth calendar year following the initial filing of the Deferral Commitment with respect to that In-Service Account. The Participant may subsequently amend the intended date of payment to a date later than the date then currently in effect by filing such amendment with the Committee no later than twelve (12) months prior to the then currently intended date of payment. Each such amendment must provide for a payout under this paragraph at a date later than the election in force immediately prior to a filing of such amendment. The benefit payment shall be that form selected by the Participant pursuant to Section 5.6, below. However, if the Participant Separates from Employment or has a Retirement prior to the date so chosen by the Participant, the vested portion of the In-Service Account shall be added to the Retirement Account as of the date of Separation from Employment or Retirement and shall be paid in accordance with the provisions of Section 5.1 or Section 5.2, above. Payment shall commence as soon as practical, but in no event later than sixty days after the date selected by the Participant under this Section, and subsequent payments, if the Form of Payment selected provides for subsequent payments, shall be made as soon as practical after the beginning of each subsequent calendar year. The Committee, in it sole discretion, may permit Participants to maintain multiple In-Service Accounts.


     Death Benefit. Upon the death of a Participant prior to the commencement of benefits under this Plan from any particular Account, the Company shall pay to the Participant's Beneficiary an amount equal to the vested Account balance in that Account in the form of a lump sum payment, except that the Committee may, in its sole discretion, approve a request for payment in an Actuarial Equivalent form. In the event of the death of the Participant after the commencement of benefits under this Plan from any Account, the benefits from that Account(s) shall be paid to the Participant's designated Beneficiary from that Account at the same time and in the same manner as if the Participant had survived, except that the Committee may, in its sole discretion, approve a request for payment in an Actuarial Equivalent form.


     Hardship Distributions. Upon a finding that a Participant has suffered a Financial Hardship or Disability, the Committee may, in its sole discretion, amend the existing Deferral Commitment, or make distributions from any or all of the Participant's Accounts. The amount of such distribution shall be limited to the amount reasonably necessary to meet the Participant's needs resulting from the Financial Hardship or Disability, and will not exceed the Participant's vested Account balances. If payment is made due to Financial Hardship, the Participant's deferrals under this Plan shall cease for the period of the Financial Hardship or Disability and for twelve (12) months thereafter. Any resumption of the Participant's deferrals under the Plan after such twelve (12) month period shall be made only at the election of the Participant in accordance with Article III herein.

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


     Withdrawal of Participation. The Participant may elect, in the sole discretion of the Participant, to terminate current participation in this Plan, and to cause the total vested portion of the Participant's Account balances to be distributed in accordance with this Article V as if the Participant had Separated from Employment as of the time of such election, except that such Account balances shall be reduced by a penalty of ten percent (10%) of such Account balances. Such resulting amount shall be paid to the Participant or the Participant's Beneficiary as soon as administratively practical. The Participant, or the Participant's Beneficiary, may file such an election at any time prior to the complete payment of benefits due under this Plan. Upon filing of this election, any Deferral Commitment for the current year shall be terminated and the Participant shall be prohibited from participating in this Plan during the Deferral Period immediately following the Deferral Period for which the election was made as well.


    Form of Payment. Unless otherwise specified in paragraphs 5.1, 5.2, 5.3,
         5.4 or 5.6, the benefits payable from any Account under this Plan shall be paid in the form of benefit as provided below, and specified by the Participant in the Distribution Election. The most recently submitted Distribution Election shall be effective for the entire vested Account balance unless amended in writing by the Participant and delivered to the Committee. If, at the time payment of benefits under this Plan become due and payable, the Participant's most recent election as to the form of payment was made within one (1) year of such payment, then the most recent election made by the Participant more than one year prior to the time of payment shall be used to determine the form of payment. The permitted forms of benefit payments are:


     A lump sum amount which is equal to the vested Account balance;


     Annual installments for a period of up to ten (10) years (or in the event of payment of the In-Service Account, a maximum of five (5) years) where the annual payment shall be in an amount equal to the balance of the Account immediately prior to the payment, multiplied by a fraction, the numerator of which is one (1) and the denominator of which is the number of annual payment then remaining due to the Participant or Beneficiary. Interest on the unpaid balance shall be based on the most recent allocation, preceding the date of distribution, among the available Valuation Funds chosen by the Participant, made in accordance with Section 4.3, above; and,

     Any Actuarial Equivalent form of payment approved by the Committee in its sole discretion.


     Small Account. If the total of a Participant's vested, unpaid Account balance as of the time the payments are to commence from the Participant's Account is less than $25,000, unless the payments are to be made under Section 5.3, the remaining unpaid, vested Account shall be paid in a lump sum, notwithstanding any election by the Participant to the contrary.


     Withholding; Payroll Taxes. The Company shall withhold from any payment made pursuant to this Plan any taxes required to be withheld from such payments under local, state or federal law. A Beneficiary, however, may elect not to have withholding of federal income tax pursuant to Section 3405(a)(2) of the Code, or any successor provision thereto.


     Payment to Guardian. If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of the property, the Committee may direct payment to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution. Such distribution shall completely discharge the Committee and the Company from all liability with respect to such benefit.


     Effect of Payment. The full payment of the applicable benefit under this
         Article V shall completely discharge all obligations on the part of the Company to the Participant (and the Participant's Beneficiary) with respect to the operation of this Plan, and the Participant's (and Participant's Beneficiary's) rights under this Plan shall terminate.


     Change in Control. In the event that the Committee determines that a Change in Control is imminent, it shall provide immediate notice of such determination in writing to each Participant but giving effect to any duty of confidentiality imposed on the Committee in determining when such notice actually shall be given. Each Participant shall then have the right, in the manner and at the time specified by the Committee, (generally at least 30 days prior to the consummation of the Change in Control or such shorter period as is necessary because of late notice from the Committee), to elect an early single lump sum distribution, without penalty, from any or all of the Participant's Accounts, and notwithstanding any other elections hereunder, to be made on the first day of the calendar quarter next following the consummation of the Change in Control.

                             BENEFICIARY DESIGNATION


     Beneficiary Designation. Each Participant shall have the right, at any time, to designate one (1) or more persons or entity as Beneficiary (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of Participant's death prior to complete distribution of the Participant's vested Account balance. Each Beneficiary designation shall be in a written form prescribed by the Committee and shall be effective only when filed with the Committee during the Participant's lifetime.


     Changing Beneficiary. Any Beneficiary designation may be changed by a Participant without the consent of the previously named Beneficiary by the filing of a new Beneficiary designation with the Committee.


     No Beneficiary Designation. If any Participant fails to designate a Beneficiary in the manner provided above, if the designation is void, or if the Beneficiary designated by a deceased Participant dies before the Participant or before complete distribution of the Participant's benefits, the Participant's Beneficiary shall be the person in the first of the following classes in which there is a survivor:


     The Participant's surviving spouse;


     The Participant's children in equal shares, except that if any of the children predeceases the Participant but leaves surviving issue, then such issue shall take by right of representation the share the deceased child would have taken if living;


     The Participant's estate.


     Effect of Payment. Payment to the Beneficiary shall completely discharge the Company's obligations under this Plan.

                                 ADMINISTRATION


     Committee; Duties. This Plan shall be administered by the Committee, which shall consist of not less than three (3) persons appointed by the Board, except in the event of a Change in Control as provided in
         Section 7.5 below. The Committee shall have the authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as they may arise in such administration. A majority vote of the Committee members shall control any decision. Members of the Committee may be Participants under this Plan.


     Agents. The Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.


     Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan. A Participant's execution of the Deferral Commitment shall constitute acknowledgment of the effect of the preceding sentence.


     Indemnity of Committee. The Company shall indemnify, defend and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan on account of such member's service on the Committee, except in the case of gross negligence or willful misconduct.


     Election of Committee After Change in Control. After a Change in Control, vacancies on the Committee shall be filled only by majority vote of the remaining Committee members and Committee members may be removed only by such a vote. If no Committee members remain, a new Committee shall be elected by majority vote of the Participants in the Plan immediately preceding such Change in Control. No amendment shall be made to Article VII or other Plan provisions regarding Committee authority with respect to the Plan without prior approval by the Committee.

                                CLAIMS PROCEDURE


     Claim. Any person or entity claiming a benefit, requesting an interpretation or ruling under the Plan (hereinafter referred to as "Claimant"), or requesting information under the Plan shall present the request in writing to the Committee, which shall respond in writing as soon as practical.


     Denial of Claim. If the claim or request is denied, the written notice of denial shall state:


     The reasons for denial, with specific reference to the Plan provisions on which the denial is based;


     A description of any additional material or information required and an explanation of why it is necessary;


     An explanation of the Plan's claim review procedure; and


     A statement as to the Participant's right to bring an action for benefits under Section 502 of ERISA.


     Review of Claim. Any Claimant whose claim or request is denied or who has not received a response within sixty (60) days may request a review by notice given in writing to the Committee. Such request must be made within sixty (60) days after receipt by the Claimant of the written notice of denial, or in the event Claimant has not received a response sixty (60) days after receipt by the Committee of Claimant's claim or request. The claim or request shall be reviewed by the Committee which may, but shall not be required to, grant the Claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.


     Final Decision. The decision on review shall normally be made within sixty
         (60) days after the Committee's receipt of claimant's claim or request. If an extension of time is required for a hearing or other special circumstances, the Claimant shall be notified and the time limit shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reasons and the relevant Plan provisions and the Participant's right to bring an action for benefits under Section 502 of ERISA. All decisions on review shall be final and bind all parties concerned.

                        AMENDMENT AND TERMINATION OF PLAN


     Amendment. The Board may at any time amend the Plan by written instrument, notice of which is given to all Participants and to any Beneficiary receiving installment payments, subject to the following:


     Preservation of Account Balance. No amendment shall reduce the amount accrued in any Account as of the date such notice of the amendment is given.


     Changes in Interest Rate. No amendment shall reduce, either prospectively or retroactively, the rate of Interest to be credited to the amount already accrued in any of the Participant's Account in respect of any Valuation Fund while offered under the Plan and any amounts credited to the Account under Deferral Commitments already in effect on that date, except as may be provided in section 2.24, above as a result of a selection or deletion of available Valuation Funds.


     Right to Terminate. The Board may at any time partially or completely terminate the Plan.


     Partial Termination. The Board may partially terminate the Plan by instructing the Committee not to accept any additional Deferral Commitments. If such a partial termination occurs, the Plan shall continue to operate and be effective with regard to Deferral Commitments entered into prior to the effective date of such partial termination.


     Complete Termination. The Board may completely terminate the Plan by instructing the Committee not to accept any additional Deferral Commitments, and by terminating all ongoing Deferral Commitments. In the event of complete termination, the Plan shall cease to operate and the Company shall distribute each Account to the appropriate Participant at the time specified by the Board. Payment shall be made as a lump sum [unless specified otherwise by the Board in which case it shall also determine the method of equitably crediting Interest to unpaid balances.



                                  MISCELLANEOUS


     Unfunded Plan. This plan is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of "management or other highly-compensated employees" within the meaning of Sections 201, 301, and 401 of ERISA, and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, the Board may terminate the Plan and make no further benefit payments or remove certain employees as Participants if it is determined by the United States Department of Labor, a court of competent jurisdiction, or an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of Section 3 (2) of ERISA (as currently in effect or hereafter amended) which is not so exempt.

     The Company Obligation. The obligation to make benefit payments to any Participant under the Plan shall be an obligation solely of the Company with respect to the deferred Compensation receivable from, and contributions by, the Company.


     Unsecured General Creditor. Notwithstanding any other provision of this Plan, Participants and Participants' Beneficiaries shall be unsecured general creditors, with no secured or preferential rights to any assets of the Company or any other party for payment of benefits under this Plan. Any property held by the Company for the purpose of generating the cash flow for benefit payments shall remain its general, unpledged and unrestricted assets. The Company's obligation under the Plan shall be an unfunded and unsecured promise to pay money in the future.


     Trust Fund. The Company shall be responsible for the payment of all benefits provided under the Plan. At its discretion, the Company may establish one (1) or more trusts, with such trustees as the Board may approve, for the purpose of assisting in the payment of such benefits. Although such a trust shall be irrevocable, its assets shall be held for payment of all the Company's general creditors in the event of insolvency. To the extent any benefits provided under the Plan are paid from any such trust, the Company shall have no further obligation to pay them. If not paid from the trust, such benefits shall remain the obligation of the Company.


     Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgements, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.


     Not a Contract of Employment. This Plan shall not constitute a contract of employment between the Company and the Participant. Nothing in this Plan shall give a Participant the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge a Participant at any time.

     Protective Provisions. A Participant will cooperate with the Company by furnishing any and all information requested by the Company, in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as the Company may deem necessary and taking such other action as may be requested by the Company.


     Governing Law. The provisions of this Plan shall be construed and interpreted according to the laws of the State of Delaware, except as preempted by federal law.


     Validity. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.


     Notice. Any notice required or permitted under the Plan shall be sufficient if in writing and hand delivered or sent by registered or certified mail. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Mailed notice to the Committee shall be directed to the company's address. Mailed notice to a Participant or Beneficiary shall be directed to the individual's last known address in the Company's records.


     Successors. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Company, and successors of any such corporation or other business entity.


                          KERZNER INTERNATIONAL LIMITED




                          BY:__________________________




                          DATED:______________________




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